Exhibit 3.1

REPUBLIC OF THE MARSHALL ISLANDS

OFFICE OF THE REGISTRAR OF CORPORATIONS

Endorsement Certificate

IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5 OF THE

ASSOCIATIONS LAW OF THE REPUBLIC OF THE MARSHALL ISLANDS 1990

I CERTIFY that I have endorsed “FILED” upon the Original Articles of Incorporation of

NAVIOS SOUTH AMERICAN LOGISTICS INC.

as of

December 17, 2007

being the date upon which existence of said corporation commenced.

I FURTHER CERTIFY that a Duplicate of said Articles of Incorporation has been filed with this office.

Given under my hand and seal on this
17th day of December 2007
Deputy Registrar of Corporations

ARTICLES OF INCORPORATION

OF

NAVIOS SOUTH AMERICAN LOGISTICS INC.

INCORPORATED

IN

THE REPUBLIC OF THE MARSHALL ISLANDS

PURSUANT

TO

THE BUSINESS CORPORATIONS ACT

DUPLICATE COPY

The original of this document was filed in

accordance with section 5 of the

Business Corporations Act on

NON RESIDENT

December 17, 2007

Deputy Registrar

ARTICLES OF INCORPORATION

OF

NAVIOS SOUTH AMERICAN LOGISTICS INC.

PURSUANT TO THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Marshall Islands Business Corporations Act, does hereby make, subscribe, acknowledge and file with the Registrar of Corporations this instrument for that purpose, as follows:

A.	The name of the Corporation shall be:

NAVIOS SOUTH AMERICAN LOGISTICS INC.

B.	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. and without in any way limiting the generality of the foregoing, the corporation shall have the power:

(1)	To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including aircraft, landcraft, and any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.

(2)	To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.

{3)	To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(4)	To act as ship’s husband, ship brokers, custom house brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.

(5)	To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic, or government Or colony or any dependency thereof.

(6)	To appoint or act as an agent, broker, or representative, general or special, in respect of any or all of the powers expressed herein or implied hereby; to appoint agents, brokers or representatives.

(7)	To carry on its business, to have one or more offices, and to exercise, its powers in foreign countries, subject to the laws of the particular country.

(8)	To borrow or, raise money and contract debts, when necessary, for the transaction of its business or for the exercise of its corporate rights, privileges or franchise or for any other lawful purpose of its incorporation; to draw, make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures, and other instruments .and evidences of indebtedness either secured by mortgage, pledge, deed of trust, or otherwise, or unsecured.

(9)	To give a guarantee not in furtherance of corporate purposes when authorized by majority vote of shareholders entitled to vote thereon and, when authorized by like vote, such guarantee may he secured by mortgage or pledge or creation of security interest in corporate property.

(10)	To purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description.

(11)	To apply for, secure by purchase or otherwise hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent, patent rights, licenses, privileges, inventions, improvements and processes, copyrights, trademarks, and trade names, relative to or useful in connection with any business of this corporation.

(12)

To purchase or otherwise acquire, underwrite, hold, pledge, turn to account in any manner, sell, distribute, or otherwise dispose of and generally to deal in, bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, rights, certificates, receipts or any other instruments or interests in the nature of Securities created or issued by any person, partnership, firm, corporation, company, association, or other business organizations, foreign or domestic, or by any domestic or foreign governmental, municipal or other public authority, and exercise as holder or owner of any such securities all rights, powers and privileges in respect thereof; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any such securities and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities by original subscription, underwriting, loan, participation in syndicates or otherwise, and irrespective of whether such securities be fully paid or subject to future payments; to make payments thereon as called for or in advance of calls or otherwise and to underwrite or subscribe for the same conditionally or otherwise and either with a view to resale or investment or for any other lawful purpose; and in connection therewith or otherwise to acquire and hold membership in or otherwise secure trading privileges on any board of trade, exchange or other similar institution where any securities are dealt in and to comply with the rules of any such institution; as used herein the term “securities” shall include bonds, debentures, notes, evidences of indebtedness, shares of stock, warrants, options, rights, certificates, receipts or any other instruments or interests in the nature of securities of any kind whatsoever which a corporation organized under the Associations Law of the Republic of the Marshall Islands is legally permitted to acquire or deal in, by whomsoever issued or created; the term “person” shall include any person, partnership, firm, corporation, company association or other business organization, domestic or foreign governmental, municipal or other public authority.

(13)	To purchase or otherwise acquire, hold, pledge, turn to account in any manner, import, export, sell, distribute or otherwise dispose of, and generally to deal in, commodities and products (including any future interest therein) and merchandise, articles of commerce, materials, personal property and real property of every kind, character and description whatsoever, and any interest therein, either as principal or as a factor or broker, or as commercial, sales, business or financial agent or representative, general or special, or, to the extent permitted by the laws of the Marshall Islands, in any other capacity whatsoever for the account of any domestic or foreign person or public .authority, and in connection therewith or otherwise to acquire trading privileges on any board of trade, exchange or other similar institution where any such products or commodities or personal or real property are dealt in, and to comply with the rules of any such institution.

(14)	To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever and to do all things incidental to such business.

(15)	To carry on the business of warehousing and all business incidental thereto, including the issuing of warehouse receipts, negotiable or otherwise, and the making of advances or loans upon the security of goods warehoused.

(16)	To purchase, lease or otherwise acquire, hold, own, mortgage, pledge, hypothecate, build, erect, construct, maintain and operate, develop, improve and sell, lease or otherwise dispose of lands, and improvements, warehouses, factories, buildings, structures, piers, wharves, mills, dams, stores and dwellings and all other property and things of whatsoever kind and nature, real, personal or mixed, tangible or intangible, suitable or necessary in connection with any of the purposes hereinabove or hereinafter set forth, or otherwise deal with or in any such properties.

(17)	To cause to be formed, merged, reorganized or liquidated, and to promote, take charge of, in any way permitted by law, the formation, merger, reorganization or liquidation of any person.

(18)	To acquire all or any part of the good will, rights, property and business of any person, heretofore or hereafter engaged in any business similar to any business which the Corporation has power to conduct, to pay for the same in cash or in the securities of the Corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, and conduct in any lawful manner the whole or any part of the business thus acquired.

(19)	To make, enter into and carry out any, arrangements with any person or public authority, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guarantees, grants and concessions, to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon provided it is such a business as this Corporation may engage in; and to promote, cause to be formed and aid in any way any person for any such purpose.

(20)	To make and issue trust receipts, deposit receipts, certificates of deposit, interim receipts, or any other receipts for, or certificates of deposit for, any securities or interest therein; to acquire and exercise any proxies or powers of attorney or other privileges pertaining to any securities or interest therein.

(21)	To render advisory, investigatory, supervisory, managerial or other like services, permitted to corporations, in connection with the promotion, organization, reorganization, recapitalization, liquidation, consolidation or merger of any person or in connection with the issuance, underwriting, sale or distribution of any securities issued in connection therewith or incidental thereto; and to render general investment advisory or financial advisory or managerial services to any person or public authority.

(22)	To cause or allow the legal title, or any legal or equitable estate, right or interest in any property, whether real, personal or mixed, owned, acquired, controlled or operated by the Corporation, to remain or to be vested or registered in the name of or operated by, any person, formed or to be formed, either upon trust for or as agents or nominees of, this Corporation, or upon any other proper terms or conditions which the Board of Directors may consider for the benefit of the Corporation.

(23)	To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation with any person or public authority, in the carrying on bf any similar business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

(24)	To the extent suitable or necessary to carry out any of the purposes hereinbefore or hereinafter set forth, but only in so far as the same may be permitted to be done by a corporation organized under the Associations Law of the Republic of the Marshall Islands, to buy, sell and deal in foreign exchange.

(25)	To invest its uninvested funds and/or surplus from time to time to such extent as the Corporation may deem advisable in securities or in call and/or in time loans or otherwise, upon such security, if any, as the Board of Directors may determine, but the Corporation shall not engage in the banking business or exercise banking powers, and nothing in these Articles contained shall be deemed to authorize it to do so.

(26)	To issue, purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities of the Corporation in the manner and to the extent now or hereafter permitted by the Associations Law of the Republic of the Marshall Islands; and provided further that shares of its own capital stock owned by the Corporation shall not be voted upon directly or indirectly, nor counted as outstanding for the purpose of any, stockholders’ quorum or vote.

(27)	To act in any and all parts of the world in any capacity whatsoever as agent, broker, or representative, general or special, for any person or public authority.

(28)	To do any and all of the acts and things herein set forth, as principal, factor, agent, contractor, or otherwise, either alone or in company with others; and in general to carry on any other similar business which is incidental or conducive or convenient or proper to the attainment of the foregoing purposes or any of them and which is not forbidden by law; and to exercise any and all powers which now or hereafter may be lawful for the Corporation to exercise under the laws of the Marshall Islands; to establish and maintain offices and agencies wherever situated; and to exercise any or all of its corporate powers and rights.

C.	The registered address of the Corporation in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Corporation’s registered agent at such address is The Trust Company of the Marshall Islands, Inc.

D.	The aggregate number of shares of stock that the Corporation is authorized to issue is Fifty Thousand (50,000) registered shares with a par value of One US Dollar (US$1.00) per share.

E.	The Corporation shall have every power which a corporation now or hereafter organized under the Marshall Islands Business Corporations Act may have.

F.	The name and address of the incorporator is:

Name	Post Office Address
Majuro Nominees Ltd.	P.O. Box 1405
Majuro
Marshall Islands

G.	The board of directors as well as the shareholders of the Corporation shall have the authority to adopt, amend or repeal the bylaws of the Corporation.

H.	Corporate existence shall begin upon filing these Articles of Incorporation with the Registrar of Corporations as of • the filing date stated on these Articles.

IN WITNESS WHEREOF I have executed this instrument on December 17, 2007.

Majuro Nominees Ltd.
Incorporator

by:

On December 17, 2007 before me personally came S. Yioula known to me to be the individual described in and who executed the foregoing instrument and she duly acknowledged to me that the execution thereof was her act and deed.

ARTICLES OF AMENDMENT

OF

NAVIOS SOUTH AMERICAN LOGISTICS INC.

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on
NON RESIDENT

August 4, 2020

Deputy Registrar

Reg. No. 27508

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

NAVIOS SOUTH AMERICAN LOGISTICS

UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

I, George Achniotis, a duly authorized director of Navios South American Logistics Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1.	The name of the Corporation is: Navios South American Logistics Inc.

2.	The Articles of Incorporation were filed with the Registrar of Corporations as of the 17th day of December 2007.

3.	Section D of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“The aggregate number of shares of stock that the Corporation is authorized to issue is Fifty Million (50,000,000) registered and/or bearer shares with a par value of $0.01 per share. Holders of no par value shares shall exchange their shares for par value shares on the basis of 1,299 par value shares for each no par value share exchanged.

The Corporation shall mail notices and information to holders of bearer reshares to the address provided to the Corporation by the shareholder for that purpose.

The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.”

4.	The amendment to the Articles of Incorporation was authorised by the unanimous written consent of the holders of all of the outstanding shares of common stock.

IN WITNESS WHEREOF, I have executed these Articles of Amendment on this 3rd day of August, 2010

/s/ George Achniotis
George Achniotis Director

ACKNOWLEDGEMENT

Date : 4th day of August 2010

I acknowledge that GEORGE ACHNIOTIS known to me to be the individual described within, executed the foregoing instrument on 3rd day of August 2010 and that the execution thereof was his/her act and deed.

CERTIFICATE OF CORRECTION

OF

THE ARTICLES OF AMENDMENT

OF THE ARTICLES OF INCORPORATION

OF

NAVIOS SOUTH AMERICAN LOGISTICS INC.

UNDER SECTION 5 OF THE MARSHALL ISLANDS BUSINESS

CORPORATIONS ACT

The undersigned, George Achniotis, a duly authorized director of Navios South American Logistics Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of correcting the Articles of Amendment of Articles of Incorporation of said corporation heretofore filed with the Registrar of Corporations hereby certifies that:

1.	The name of the corporation is: NAVIOS SOUTH AMERICAN LOGISTICS INC.

2.	The Articles of Amendment of the Articles of Incorporation were filed with the Registrar of Corporations as of the 4th day August, 2010.

3.	The error to be corrected is as follows:

        The last sentence of the first paragraph of Section 3 shall read “Holders of $1.00 par value shares shall exchange their shares for $0.01 par value shares on the basis of 1,299 $0.01 par value shares for each $1.00 par value share exchanged.”

4.	As so corrected, section 3 of the Articles of Amendment of the Articles of Incorporation are corrected as follows:

Section D of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“The aggregate number of shares of stock that the Corporation is authorized to issue is Fifty Million (50,000,000) registered and/or bearer shares with a par value of $0.01 per share. Holders of $1.00 par value shares shall exchange their shares for $0.01 par value shares on the basis of 1,299 $0.01 par value shares for each $1.00 par value share exchanged.

The Corporation shall mail notices and information to holders of bearer reshares to the address provided to the Corporation by the shareholder for that purpose.

The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.”

5.	The corrections contained within this Certificate of Correction shall be effective as of the date the original was filed with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has made and signed this Certificate of Correction on this 6th day of December, 2011.

/s/ George Achniotis
George Achniotis
Director

ARTICLES OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

NAVIOS SOUTH AMERICAN LOGISTICS

UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

I, George Achniotis, a duly authorized director of Navios South American Logistics Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1.	The name of the Corporation is: Navios South American Logistics Inc.

2.	The Articles of Incorporation were filed with the Registrar of Corporations as of the 17th day of December 2007.

3.	Section D of the Articles of Incorporation is hereby amended in its entirety to read as follows:

“The aggregate number of shares of stock that the Corporation is authorized to issue is Fifty Million (50,000,000) registered and/or bearer shares with a par value of $0.01 per share. Holders of no par value shares shall exchange their shares for par value shares on the basis of 1,299 par value shares for each no par value share exchanged.

The Corporation shall mail notices and information to holders of bearer reshares to the address provided to the Corporation by the shareholder for that purpose.

The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.”

4.	The amendment to the Articles of Incorporation was authorised by the unanimous written consent of the holders of all of the outstanding shares of common stock.

IN WITNESS WHEREOF, I have executed these Articles of Amendment on this 3rd day of August, 2010.

/s/ George Achniotis
George Achniotis
Director